Exhibit (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 24, 2011, relating to the financial statements and financial highlights which appears in the December 31, 2010 Annual Report to Shareholders of Hewitt Money Market Fund, the Fund comprising Hewitt Series Trust, which is also incorporated by reference into the Registration Statement.

We also consent to the incorporation by reference of our report dated February 24, 2011, relating to the financial statements which appears in the December 31, 2010 Annual Report to Interestholders of the Money Market Master Portfolio, a Portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.

We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 28, 2011